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Rockley Photonics Holdings Limited 3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom, WA14 2DT
30 September 2022
Dear Sirs
Rockley Photonics Holdings Limited
We have acted as Cayman Islands legal advisers to Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the "Company") in connection with the Company’s registration statement on Form S-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "Act"), as amended, relating to ordinary shares of the Company with a par value of $0.000004026575398 per share (the "Selling Shareholders' Shares") to be offered and sold by (i) Highbridge Tactical Credit Master Fund, L.P., and (ii) ROC SPV XIX LLC from time to time (the "Selling Shareholders" and each a "Selling Shareholder"). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.
1    Documents Reviewed
For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.
2Assumptions
The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.
3Opinions
Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that the Selling Shareholders' Shares are duly authorized and, when allotted, issued and paid for as contemplated in the Registration Statement, the Selling Shareholders' Shares will be legally issued and allotted, as fully paid and non-assessable.
In this opinion the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.
Yours faithfully

/s/ TRAVERS THORP ALBERGA

SCHEDULE 1
List of Documents Reviewed
1the Certificate of Incorporation dated 11 March 2021;
2the register of directors of the Company;
3the Second Amended and Restated Memorandum and Articles of Association of the Company as filed on 11 August 2021 (the "M&A");
4the minutes of the meeting of the board of directors held on 11 May 2022 (the "Board Meeting");
5the Registration Statement;
6a certain series of Convertible Senior Secured Notes due 2026 having the terms set forth in the Indenture (the "Notes");
7a New York law indenture dated 27 May 2022 between, among others, the Company and Wilmington Savings Fund Society, FSB (the "Indenture");
8a First Supplemental Indenture dated as of 4 August 2022 between the Company and Wilmington Savings Fund Society, FSB;
9New York law warrants dated 27 May 2022 and issued by the Company in favour of each of the Selling Shareholders (the "Warrants"); and
10a Registration Rights Agreement dated as of 27 May 2022 between the Company and each of the Selling Shareholders (the "Registration Rights Agreement").